EXHIBIT 5
                                                                       ---------



                                     August 6, 1997


Southern Energy Homes, Inc.
Highway 41 North
Addison, AL  35540

Attn:  Keith W. Brown, Chief Financial Officer

         RE:      Registration Statement on Form S-3 filed on August 6, 1997

Ladies and Gentlemen:

         We have acted as counsel to Southern Energy Homes, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 347,070 shares of common stock, $.0001 par value (the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

         (i) the Certificate of Incorporation of the Company, as amended, certified by the Secretary of the Company;

         (ii) the By-laws of the Company certified by the Secretary of the Company;

         (iii) Resolutions adopted by the Board of Directors of the Company authorizing, among other things, that the Company enter into an Agreement and Plan of Reorganization by and between, among others, the Company and BR Holding Corp.;

         (iv) the Agreement and Plan of Reorganization by and between, among others, the Company and BR Holding Corp., dated November 21, 1996; and

         (v) a letter from the Company's Transfer Agent dated as of a recent date as to the issued and outstanding shares of the Company.




Southern Energy Homes, Inc.
Page 2
August 6, 1997

         We  have,   without   independent   investigation,   relied   upon  the
representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge," are based solely upon (1) our review of the Documents and (2) such review of published sources of law as we have deemed necessary.

                  This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. For purposes of those assumptions, the Enumerated Parties referred to in Schedule A is the Company.

         We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraph 1 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

         Our  opinions   contained  herein  are  limited  to  the  laws  of  The
Commonwealth of Massachusetts, the Delaware General Corporation Law and the Federal law of the United States of America.

         1. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

         We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the






Southern Energy Homes, Inc.
Page 3
August 6, 1997

prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                                 Very truly yours,

                                 BROWN, RUDNICK, FREED & GESMER

                                  By:  BROWN, RUDNICK, FREED & GESMER, P.C., a
                                       Partner


                                  By:   /s/John G. Nossiff, Jr.
                                        ----------------------------------------
                                        John G. Nossiff, Jr., A Member
                                        Duly Authorized


JGN/SRL/JRS/dmv





Southern Energy Homes, Inc.
Page 4
August 6, 1997
                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS
                              --------------------


         In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:


         1.     Each  natural   person   executing  any  of  the  Documents  has
                sufficient legal capacity to enter into such Documents and perform the Transactions.

         2. Each of the Enumerated Parties holds requisite title and rights to any property involved in the Transactions and purported to be owned by it.

         3. Each person other than the Enumerated Parties has all requisite power and authority and has taken all necessary corporate or other action to enter into those Transaction Documents to which it is a party or by which it is bound, to the extent necessary to make the Transaction Documents enforceable against it.

         4. Each person other than the Enumerated Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Enumerated Parties.

         5. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

         6. All official public records are accurate, complete and properly indexed and filed.

         7.     There   has   not   been   any   mutual   mistake   of  fact  or
                misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Transaction Documents.

         8. The conduct of the parties to the Transaction has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

         9. Each person other than the Enumerated Parties has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction.

         10. There are no agreements or understandings among the parties to or bound by the Transaction, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Transaction Documents.






Southern Energy Homes, Inc.
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August 6, 1997


         11. The Enumerated Parties will not in the future take any discretionary action (including a decision not to act) permitted under any Transaction Document that would result in a violation of law or constitute a breach or default under that or any other Transaction Document or court or administrative orders, writs, judgments and decrees that name any Enumerated Party and are specifically directed to it or its property.

         12. The Enumerated Parties will obtain all permits and governmental approvals not required at the time of the Closing of the Transaction but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the Transactions or performance of the Transaction Documents.

         13. All parties to or bound by the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.